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                                                                     EXHIBIT 4.3

                           SECOND AMENDMENT AGREEMENT

         This Second Amendment Agreement is made as of the 30th day of August, 1998, by and among AMCAST INDUSTRIAL CORPORATION, an Ohio corporation ("Borrower"), the banking institutions named in Schedule I to the Credit Agreement, as hereinafter defined ("Banks"), and KEYBANK NATIONAL ASSOCIATION, as agent for the Banks ("Agent"):

         WHEREAS, Borrower, Agent and the Banks are parties to a certain Credit Agreement dated as of August 14, 1997, as amended and as it may from time to time be further amended, restated or otherwise modified, which provides, among other things, for loans and letters of credit aggregating Two Hundred Million Dollars ($200,000,000), all upon certain terms and conditions ("Credit Agreement");

         WHEREAS, Borrower, Agent and the Banks desire to amend the Credit Agreement to modify certain provisions thereof;

         WHEREAS, each term used herein shall be defined in accordance with the Credit Agreement;

         NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein and for other valuable considerations, Borrower, Agent and the Banks agree as follows:

         1. Article I of the Credit Agreement is hereby amended to add the following definition thereto:

                  "SVC Sale" shall mean the proposed sale by Borrower of all of the assets of the Superior Valve Company, a division of Borrower, to Harsco Corporation.

         2. Article I of the Credit Agreement is hereby amended to delete the definition of "Eurocurrency" in its entirety and to insert in place thereof the following:

                  "Eurocurrency" shall mean Eurodollars, Deutsche Marks, Pounds Sterling, French Francs, Italian Lira, Swiss Francs, Belgian Francs, the lawful currency of the European Economic and Monetary Union or any other non-U. S. currency agreed to by Agent and the Banks.

         3. The Credit Agreement is hereby amended to delete Section 5.7(b) therefrom in its entirety and to insert in place thereof the following:

                  (b) LEVERAGE. Borrower shall not suffer or permit at any time the Leverage Ratio of the Companies to exceed:

                  (i) 3.65 to 1.00 on the Closing Date through November 29,
                  1998;

                  (ii) (A) if the SVC Sale has occurred, (1) 3.40 to 1.00 on November 30, 1998 through February 27, 1999, and (2) 3.25 to
                  1.00 on February 28, 1999 through August 30,



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                  1999, or (B) if the SVC Sale has not occurred, (1) 3.65 to
                  1.00 on November 30, 1998 through February 27, 1999, (2) 3.50 to 1.00 on February 28, 1999 through May 30, 1999, and (3)
                  3.35 to 1.00 on May 31, 1999 through August 30, 1999;

                  and (iii) 3.00 to 1.00 on August 31, 1999 and thereafter,

         based upon Borrower's financial statements for the most recent fiscal quarter and the three (3) previous fiscal quarters (on a rolling four
         (4) quarter basis), subject to the Proviso.

         4. The Credit Agreement is hereby amended to delete the second to the last paragraph of Section 2.2 therefrom in its entirety and to insert in place thereof the following:

                  Each request for a Loan or the issuance of a Letter of Credit by Borrower hereunder shall be deemed to be a representation and warranty by Borrower as of the date of such request as to the facts specified in (c) and (d) above. At no time shall Borrower request that LIBOR Loans and Competitive Bid Loans be outstanding for more than ten
         (10) different Interest Periods and Competitive Bid Interest Periods at any time, and, if Prime Rate Loans are outstanding, then LIBOR Loans and Competitive Bid Loans shall be limited to nine (9) different Interest Periods and Competitive Bid Interest Periods at any time.

         5. Concurrently with the execution of this Second Amendment Agreement, Borrower shall:

         (a) pay to Agent, for the pro rata benefit of the Banks, an amendment fee in an amount equal to twelve and one-half (12.5) basis points times the Total Commitment Amount; and

         (b) pay all legal fees and expenses of Agent in connection with this Second Amendment Agreement.

         6. Borrower hereby represents and warrants to Agent and the Banks that
(a) Borrower has the legal power and authority to execute and deliver this Second Amendment Agreement; (b) the officials executing this Second Amendment Agreement have been duly authorized to execute and deliver the same and bind Borrower with respect to the provisions hereof, (c) the execution and delivery hereof by Borrower and the performance and observance by Borrower of the provisions hereof do not violate or conflict with the organizational agreements of Borrower or any law applicable to Borrower or result in a breach of any provision of or constitute a default under any other agreement, instrument or document binding upon or enforceable against Borrower; (d) no Unmatured Event of Default or Event of Default exists under the Credit Agreement, nor will any occur immediately after the execution and delivery of this Second Amendment Agreement or by the performance or observance of any provision hereof; (e) neither Borrower nor any Subsidiary has any claim or offset against, or defense or counterclaim to, any of Borrower's or any Subsidiary's obligations or liabilities under the Credit Agreement or any Related Writing; and (f) this Second

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Amendment Agreement constitutes a valid and binding obligation of Borrower in every respect, enforceable in accordance with its terms.

         7. Each reference that is made in the Credit Agreement or any other writing to the Credit Agreement shall hereafter be construed as a reference to the Credit Agreement as amended hereby. Except as herein otherwise specifically provided, all provisions of the Credit Agreement shall remain in full force and effect and be unaffected hereby.

         8. Borrower and each Subsidiary, by signing below, hereby waives and releases Agent and each of the Banks and their respective directors, officers, employees, attorneys, affiliates and subsidiaries from any and all such claims, offsets, defenses and counterclaims of which Borrower and any Subsidiary is aware, such waiver and release being with full knowledge and understanding of the circumstances and effect thereof and after having consulted legal counsel with respect thereto.

         9. This Second Amendment Agreement may be executed in any number of counterparts, by different parties hereto in separate counterparts and by facsimile signature, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement.

         10. The rights and obligations of all parties hereto shall be governed by the laws of the State of Ohio, without regard for principles of conflicts of laws.

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         11. JURY TRIAL WAIVER. BORROWER, AGENT AND EACH OF THE BANKS HEREBY
WAIVE ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, AMONG BORROWER, AGENT AND THE BANKS, OR ANY THEREOF, ARISING OUT OF, IN CONNECTION WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH THIS AGREEMENT OR ANY NOTE OR OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS RELATED THERETO.

                                       AMCAST INDUSTRIAL CORPORATION

                                       By: /s/ John H. Shuey
                                          --------------------------------------
                                            John H. Shuey, President and
                                            Chief Executive Officer

                                       KEYBANK NATIONAL ASSOCIATION
                                            as Agent and as a Bank

                                       By: /s/ Lawrence A. Mack
                                          --------------------------------------
                                            Lawrence A. Mack, Senior Vice
                                            President

                                       BANCA COMMERCIALE ITALIANA

                                       By: /s/ D.R. Lamb
                                          --------------------------------------
                                            D.R. Lamb, Vice President

                                       and /s/ Mathew V. Trujillo
                                          --------------------------------------
                                            Mathew V. Trujillo, Vice
                                            President

                                       THE BANK OF NEW YORK

                                       By: /s/ Edward J. Dougherty III
                                          --------------------------------------
                                            Edward J. Dougherty III, Vice
                                            President
                                            US Commercial Banking

                                       BANK ONE, NA

                                       By: /s/ Susan M. Lipowicz
                                          --------------------------------------
                                           Susan M. Lipowicz, Vice President
                                           & Portfolio Manager




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                                       CREDIT AGRICOLE INDOSUEZ
                                       (successor in interest to Caisse
                                        Nationale de Credit Agricole)

                                       By: /s/ David Bouhl
                                          --------------------------------------
                                            David Bouhl, F.V.P.
                                            Head of Corporate Banking
                                            Chicago

                                       and  /s/ Katherine L. Abbott
                                          --------------------------------------
                                            Katherine L. Abbott
                                            First Vice President

                                       COMERICA BANK

                                       By: /s/ Nicholas G. Mester
                                          --------------------------------------
                                            Nicholas G. Mester
                                            Account Officer

                                       CREDITO ITALIANO SPA

                                       By: /s/ H.P. Butler
                                          --------------------------------------
                                            H.P. Butler
                                            First Vice President

                                       and /s/ Gainfranco Bisagni
                                          --------------------------------------
                                            Gainfranco Bisagni
                                            First Vice President

                                       INSTITUTO BANCARIO SAN PAOLO DI
                                         TORINO, SPA

                                       By: /s/ William J. DeAngelo
                                          --------------------------------------
                                            William J. DeAngelo
                                            First Vice President

                                       and /s/ Carlo Persico
                                          --------------------------------------
                                            Carlo Persico
                                            DJM

                                       NATIONAL CITY BANK
                                       F/k/a NATIONAL CITY BANK OF DAYTON

                                       By:  /s/ Neal Hinkel
                                          --------------------------------------
                                            Neal Hinkel
                                            Vice President

                                       NBD BANK, N.A.

                                       By:  /s/ Tim Oliver
                                          --------------------------------------
                                            Tim Oliver
                                            Vice President





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                                       THE SANWA BANK, LIMITED,
                                         CHICAGO BRANCH

                                       By:
                                          --------------------------------------
                                       Title:
                                             -----------------------------------

                                       STAR BANK, N.A.

                                       By: /s/ Thomas D. Gibbons
                                          --------------------------------------
                                            Thomas D. Gibbons
                                            Vice President



         Each of the undersigned consents and agrees to and acknowledges the terms of the foregoing Second Amendment Agreement. Each of the undersigned further agrees that the obligations of each of the undersigned pursuant to the Guaranty of Payment executed by each of the undersigned shall remain in full force and effect and be unaffected hereby.

                                       ELKHART PRODUCTS CORPORATION
                                       WHEELTEK, INC.
                                       AS INTERNATIONAL, INC.

                                       By: /s/ Douglas D. Watts
                                          --------------------------------------
                                            Douglas D. Watts, Vice President
                                            of each of the Companies listed
                                            above

                                       AMCAST INVESTMENT SERVICES
                                            CORPORATION

                                       By: /s/ John H. Shuey
                                          --------------------------------------
                                            John H. Shuey, President



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